PBF Energy Announces Executive Promotions

PARSIPPANY, NJ – March 17, 2014 – PBF Energy Inc. (NYSE: PBF) announced today certain executive promotions which take effect April 1, 2014. Tom Nimbley, PBF’s CEO, commented on behalf of the board of directors that the changes will “better position the company for future growth.” The changes include the following:

Matthew Lucey, currently Chief Financial Officer, has been named Executive Vice President reporting to Tom Nimbley, CEO.

Erik Young, currently Director of Strategic Planning, has been named Senior Vice President and Chief Financial Officer and will also report to Mr. Nimbley.

Herman Seedorf, currently Senior Vice President of Eastern Region Refining, has been named Senior Vice President of Refining and will report to Mr. Lucey.

Todd O’Malley, currently Vice President - Products, has been named Senior Vice President, Chief Commercial Officer reporting to Mr. Nimbley. Paul Davis, Vice President – Crude and Feedstocks, will continue in his role and report to Todd O’Malley.

Michael Gayda, President, and Jeffrey Dill, General Counsel, will continue in their current roles.
In his new role, Matt Lucey will oversee refining operations, capital projects and strategic planning.  Mr. Seedorf will be responsible for the operations at the company’s refineries.

Thomas D. O’Malley, PBF’s Executive Chairman, commented, “I am pleased to have the company announce these executive changes to better focus the company for future growth and shareholder return. I look forward to continuing in my role as Executive Chairman and working with Tom Nimbley, as well as Matt Lucey, Erik Young, Todd O’Malley and Herman Seedorf in their new roles.”

PBF Energy CEO Tom Nimbley said, “These organizational changes are part of PBF’s evolution as a leading independent refiner.  We experienced rapid growth in recent years and Matt, Erik, Herman and Todd all played integral roles in the development of our company.  As we look to the future, I am confident that our board of directors has selected a disciplined and diverse group of leaders that will help us execute the next phase of our growth.”

Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Company and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in such statements. Factors that could impact such differences include, but are not limited to, changes in general economic conditions; volatility of crude oil and other feedstock prices; fluctuations in the prices of refined products; the impact of disruptions to crude or feedstock supply to any of our refineries, including disruptions due to problems with third party logistics infrastructure; effects of litigation and government investigations; the timing and announcement of any potential acquisitions and subsequent impact of any future acquisitions on our capital structure, financial condition or results of operations; changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business or industry, including any lifting by the federal government of the restrictions on exporting U.S. crude oil; actions taken or non-performance by third parties, including suppliers, contractors, operators, transporters and customers; adequacy, availability and cost of capital; work stoppages or other labor interruptions; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; inability to complete capital expenditures, or construction projects that exceed anticipated or budgeted amounts; inability to successfully integrate acquired refineries or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; any decisions we make with respect to our energy-related logistical assets that could qualify for an MLP structure, including future opportunities that we may determine present greater potential value to stockholders than an anticipated MLP initial public offering; and various other factors.

Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Company assumes no responsibility or obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information after such date.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994